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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 28, 2007, accompanying the consolidated financial statements and schedule included in the Annual Report of O. I. Corporation on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of O. I. Corporation on Forms S-8 (File No. 33-24505, effective October 3, 1988, File No. 33-62209, effective December 20, 1988, File No. 33-66822, effective August 2, 1993 and File No. 333-106254, effective June 18, 2003).

/s/ GRANT THORNTON LLP

Houston, Texas
March 28, 2007